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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 27, 2000
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               (Date of Report - date of earliest event reported)

                        Commission file number: 000-25397

                         VIRTUAL TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

         Minnesota                     000-25397                 41-1639011
(State or other jurisdiction      (Commission File No.)        (IRS Employer
      of incorporation)                                      Identification No.)

                               6690 Shady Oak Road
                          Eden Prairie, Minnesota 55344
                    (Address of Principal Executive Offices)
                                 (952) 259-4700
              (Registrant's Telephone Number, Including Area Code)


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ITEMS 1 THROUGH 3 AND ITEMS 5, 6, 8, AND 9 ARE NOT APPLICABLE AND ARE THEREFORE
OMITTED.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)      PREVIOUS INDEPENDENT ACCOUNTANTS.

         (i) On November 27, 2000, PricewaterhouseCoopers LLP resigned as the independent accountants of Virtual Technology Corporation. Such firm audited the Registrant's financial statements only for the fiscal year ended January 31, 2000.

         (ii) The report of PricewaterhouseCoopers LLP on the financial statements for the fiscal year ended January 31, 2000 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle, except that such report was modified to express substantial doubt as to Virtual Technology Corporation's ability to continue as a going concern.

         (iii) In connection with its audit for the fiscal year ended January 31, 2000 and through November 27, 2000, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their report on the financial statements for such fiscal years.

         (iv) During the fiscal year ended January 31, 2000 and through November 27, 2000, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

         (v) The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated November 30, 2000, is filed as Exhibit 16 to this Form 8-K.

(b)      NEW INDEPENDENT ACCOUNTANTS.

         The Registrant engaged Lurie, Besikof, Lapidus & Co., LLP as its new independent accountants as of November 30, 2000. There have been no reportable events with respect to this new engagement as defined in Regulation S-K Item 304(a)(2).


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ITEM 7.  EXHIBITS AND FINANCIAL STATEMENTS

(c)      Exhibits:

         16. Letter dated November 30, 2000 from PricewaterhouseCoopers LLP.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Virtual Technology Corporation



                                   By  /s/ John L. Harvatine
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                                      John L. Harvatine, Chief Financial Officer

Dated:   December 4, 2000.


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